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                                                                    EXHIBIT 23.2

                        [GRANT THORNTON LLP LETTERHEAD]



Board of Directors
Noble International, Ltd.


We have issued our report dated February 12, 1998, accompanying the financial statements of Noble International, Ltd. contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON LLP

Detroit, Michigan
May 26, 1998